EXHIBIT 10.13

                               AMENDMENT AGREEMENT


         This Amendment Agreement (this "Agreement") is made this 28th day of October by and between by PROGINET CORPORATION, a Delaware corporation located at 200 Garden City Plaza, Garden City, NY 11530 ("Proginet"), and MICROSOFT CORPORATION, a Washington corporation located at One Microsoft Way, Redmond, WA 98052, ("Microsoft"), and relates to the Asset Purchase Agreement entered into between these same parties dated the 17th day of December, 1996 (the "Asset Purchase Agreement"). Capitalized terms used but not defined herein have the meanings assigned to them in the Asset Purchase Agreement.

         WHEREAS, the Transition Period specified in the Asset Purchase Agreement has expired and the parties wish to provide for a final resolution of certain obligations the parties owe each other under the Asset Purchase Agreement; and

         WHEREAS, for the purposes of greater certainty, the parties wish to clarify the covenants and obligations that will continue to survive under the Asset Purchase Agreement and the related agreements contemplated by the Asset Purchase Agreement (the "Related Agreements"), including, without limitation, the Investment Agreement, the BackOffice license contemplated by Section 6.3 of the Asset Purchase Agreement, the Assignment and Bill of Sale, the Assumption of Obligations and the Covenant (the "Covenant") each entered into in connection with the Asset Purchase Agreement.

         NOW, THEFORE, based on the foregoing, and the mutual covenants and agreements set forth herein, the parties agree as follows:

1        ASSET PURCHASE AGREEMENT AND RELATED AGREEMENTS

         1.1 DELIVERY OF SHARES. In full and complete satisfaction of Proginet's obligations under Sections 3.1 and 3.3 of the Asset Purchase Agreement, simultaneous with the execution of this Agreement Proginet is issuing and delivering to Microsoft 1,260,000 shares of Proginet Common Stock (the "Settlement Shares"). The Settlement Shares and the 100,000 shares of Proginet Common Stock heretofore delivered to Microsoft pursuant to the Asset Purchase Agreement (the "Original Shares") are collectively referred to as the "Shares." Upon issuance, the Shares shall be freely tradable on the Vancouver Stock Exchange (the "VSE") in reliance upon the letter of McCarthy Tetrault, counsel to Microsoft, to the effect that no prospectus is required under the Securities Act (British Columbia) (the "BC Act") in connection with the proposed sale, transfer or other disposition of such Shares in British Columbia. A copy of such letter is attached hereto as Annex 1. Upon issuance, the Settlement Shares shall be free from all restrictive legends and, upon surrender of the Original Shares to Proginet, Proginet shall reissue to Microsoft a certificate representing such shares free from all restrictive legends. At or prior to the time of delivery of the Settlement Shares, Proginet shall remove any stop transfer instructions with respect to the Shares previously provided to the transfer agent for the Proginet Common Stock.

                  1.1.1 RESTRICTIONS ON SALE OF SHARES IN THE UNITED STATES. Microsoft will not offer to sell, exchange, transfer, pledge or otherwise dispose of any of the Shares in the United States unless at such time at least one of the following is satisfied:

                   (a) a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the 1933 Act;

                   (b) such transaction shall be permitted pursuant to the provisions of Rule 144 under the 1933 Act ("Rule 144");

                   (c) counsel to Microsoft reasonably acceptable to Proginet shall have advised Microsoft that no registration under the 1933 Act would be required in connection with the proposed sale, transfer or other disposition; or

                   (d) an authorized representative of the SEC shall have rendered written advice to Microsoft (sought by Microsoft or counsel to Microsoft after prior notice to Proginet) to the effect that the SEC would take no

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action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed sale, transfer or other disposition if consummated.

                  1.1.2 OBSERVATION OF BC AND 1933 ACTS. Microsoft will observe and comply with the BC Act and 1933 Act, whichever is applicable, and the General Rules and Regulations thereunder, as now in effect and as from to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, pledge, transfer or other disposition of the Shares or any part thereof.

         1.2 PROXY. Simultaneous with the execution of this Agreement, Microsoft is executing and delivering to the President of Proginet Corporation a proxy to vote the Shares at the next annual meeting of the shareholders of Proginet in favor of the slate of nominees for Proginet's Board of Directors as recommended by the existing Board of Directors.

         1.3. TERMINATION OF COVENANTS AND AGREEMENTS. Except as specifically provided in the next sentence, all covenants and agreements of the parties not already satisfied and set forth in the Asset Purchase Agreement and the Related Agreements are hereby terminated and of no further force or effect. Notwithstanding the foregoing, the provisions of Sections 6.3. (BackOffice License Rights which is extended until December 17th, 2003), 6.6 (Confidentiality Obligations) and 6.8 (Taxes) of the Asset Purchase Agreement and the Covenant shall continue to survive (collectively, the "Surviving Obligations"). Except for the Surviving Obligations, each party shall have no further obligation to the other under the Asset Purchase Agreement or the Related Agreements. For purposes of clarification, the extension of the BackOffice License Rights set forth in this Agreement shall apply only to Microsoft BackOffice v. 2.5 and shall not entitle Proginet to any upgrades or subsequent versions thereof.

2.       RELEASES.

         2.1 PROGINET RELEASE OF MICROSOFT. Proginet hereby fully and finally releases, acquits and forever discharges Microsoft from any and all actions, debts, claims, counterclaims, demands, liabilities, damages, causes of action, costs, expenses, and compensation of every kind and nature whatsoever, past, present or future, in law or in equity, whether known or unknown (collectively, "Claims"), which Proginet had, has, may have had at any time in the past or may have in the future against Microsoft arising from, related to or in connection with any representation, warranty, covenant or agreement of Microsoft (collectively, the "Microsoft Obligations") set forth in or contemplated by the Asset Purchase Agreement or the Related Agreements, including, without limitation, any Claims relating to any Microsoft Obligation set forth in any exhibit or annex to any such agreement. For purposes of this Section 2, references to Proginet shall be deemed to include any subsidiary of Proginet and any other entity controlled by Proginet or under common control with Proginet.

         2.2 MICROSOFT RELEASE OF PROGINET. Microsoft hereby fully and finally releases, acquits and forever discharges Microsoft from any and all actions, debts, claims, counterclaims, demands, liabilities, damages, causes of action, costs, expenses, and compensation of every kind and nature whatsoever, past, present or future, in law or in equity, whether known or unknown (collectively, "Claims"), which Microsoft had, has, may have had at any time in the past or may have in the future against Proginet arising from, related to or in connection with any representation, warranty, covenant or agreement of Proginet (collectively, the "Proginet Obligations") set forth in or contemplated by the Asset Purchase Agreement or the Related Agreements, including, without limitation, any Claims relating to any Proginet Obligation set forth in any exhibit or annex to any such agreement. For purposes of this Section 2, references to Microsoft shall be deemed to include any subsidiary of Microsoft and any other entity controlled by Microsoft or under common control with Microsoft. Nothing contained in this Section 2.2 shall in any way release or reduce Proginet's obligations to Microsoft arising under this Agreement.

3. PROGINET REPRESENTATIONS AND WARRANTIES. Proginet represents and warrants to Microsoft on execution of this Agreement as follows:

         3.1. ORGANIZATION; GOOD STANDING. Proginet is a corporation duly organized, validly existing and subsisting under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership of its property makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on Proginet, and has the corporate power and authority to own and lease its properties, to carry on its business as presently conducted, and to execute, deliver and perform its obligations under this Agreement.

         3.2. DUE AUTHORIZATION. The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action by Proginet and will not violate or result in a breach of any provision of any law, statute, rule or regulation, any order of any court or other agency, the Certificate of Incorporation (the

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"Charter") or Bylaws of Proginet (the "Bylaws"), or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the properties or assets of Proginet.

         3.3. BINDING OBLIGATION; NO CONSENTS. This Agreement has been duly executed and delivered by Proginet and constitutes a valid and legally binding obligation of Proginet, enforceable in accordance with its terms, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. No registration or filing with, or consent or approval of, or other action by, any U.S. or Canadian federal, state, provincial or other governmental department, commission, board, bureau, agency or instrumentality or any third party is necessary for the execution, delivery and performance of this Agreement or for the issuance of the Shares contemplated hereby other than those required under applicable U.S. or Canadian federal, state or provincial securities laws (the "Securities Consents and Filings"). Proginet covenants and agrees to make and obtain all required Securities Consents and Filings within the applicable statutory periods prescribed for such consents and filings.

         3.4. CAPITALIZATION. The authorized capital stock of Proginet consists of 40,000,000 shares of Common Stock, of which 12,375,180 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of capital stock have been duly authorized and validly issued and are fully-paid and non-assessable, and there are no preemptive rights with respect thereto. On the date hereof, 2,000,000 shares of Common Stock were reserved for future issuance under Proginet's Employee Stock Option Plan (the "Plan"). On the date hereof there were no outstanding options, warrants, or other securities convertible into or exchangeable for shares of Proginet's equity securities other than options to purchase approximately 1,045,000 shares of Common Stock outstanding under the Plan.

         3.5. PUBLIC INFORMATION. Proginet has delivered to Microsoft copies of all prospectuses and other public offering documents as filed with the Canadian Commission, and all periodic and other reports filed by Proginet with the Canadian Commission or the VSE since November 1, 1995 and copies of all proxy statements, annual information forms and other materials distributed to Proginet's shareholders during such period (collectively, the "Public
Information"). The Public Information is true, correct and complete in all material respects as of the respective dates of the information set forth therein, and the Public Information, as of its respective dates, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made.

         3.6 REPORTING ISSUER; LISTING. Proginet is a reporting issuer (as such term is defined in applicable Canadian Legislation) only in British Columbia and is a reporting issuer in good standing under the BC Act. No outstanding securities of Proginet, including the common stock of Proginet, are listed on any stock exchange other than the VSE.

4. MICROSOFT REPRESENTATIONS AND WARRANTIES. Proginet represents and warrants to Microsoft on execution of this Agreement as follows:

         4.1. ORGANIZATION; GOOD STANDING. Microsoft is a corporation duly organized, validly existing and subsisting under the laws of the State of Washington and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership of its property makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on Microsoft, and has the corporate power and authority to own and lease its properties, to carry on its business as presently conducted, and to execute, deliver and perform its obligations under this Agreement.

         4.2. DUE AUTHORIZATION. The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action by Microsoft and will not violate or result in a breach of any provision of any law, statute, rule or regulation, any order of any court or other agency, the Articles of Incorporation (the "Charter") or Bylaws of Microsoft (the "Bylaws"), or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the properties or assets of Microsoft.

         4.3. BINDING OBLIGATION; NO CONSENTS. This Agreement has been duly executed and delivered by Microsoft and constitutes a valid and legally binding obligation of Microsoft, enforceable in accordance with its terms, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. No registration or filing with, or consent or approval of, or other action by, any U.S. or Canadian federal, state, provincial or other governmental department, commission, board, bureau, agency or instrumentality or any third party is necessary for the execution, delivery and performance of this Agreement.

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         4.4 INVESTOR STATUS. Microsoft: (i) is an "accredited investor" as that term is defined in Rule 501(a)(5) of Regulation D of the Securities Act of 1933 (the "1933 Act"); (ii) is acquiring the Shares for its own account; (iii) has the knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the prospective investment; and (iv) does not intend to make a distribution of the Shares or otherwise act as an "underwriter" within the meaning of Section 2(11) of the 1933 Act.

5.1 NOTICES. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Investment Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered by hand or upon receipt if mailed by registered or certified mail, postage prepaid, return requested, or sent by express courier, or by facsimile upon written confirmation of receipt by the recipient of such notice to the party at the address set forth below, or such other address as may be hereafter be designated in writing by the party:



To Microsoft:                               To Proginet:

         Microsoft Corporation              Proginet Corporation
         One Microsoft Way                  200 Garden City Plaza
         Redmond, WA  98052-6399            Garden City, NY 11530
         Attention: General Counsel,        Attention: Kevin M. Kelly
         Finance and Administration         Phone:  (516) 248-2000
         Phone: (425) 882-8080              Fax:  (516) 248-3360
         Fax: (425) 869-1327

    Copy to:                           Copy to:

    Preston Gates & Ellis LLP          Parker Chapin Flattau and Klimpl, LLP
    5000 Columbia Center               1211 Avenue of the Americas
    701 Fifth Avenue                   New York, NY 10036
    Seattle, WA 98104-7078             Attention:  James Alterbaum, Esq.
    Attention:  Gary J. Kocher, Esq.   Phone:  (212) 704-6000
    Phone:  (206) 623-7580             Fax: (212) 704-6288
    Fax:  (206) 623-7022


6. COUNTERPARTS. This Agreement may be executed in two or more partially or fully executed counterparts each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

7. SUCCESSORS AND ASSIGNS. This Agreement shall be enforceable by and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the terms "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

8. SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, such provision and all other related provisions shall be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other unrelated provisions of this Agreement shall be deemed valid and enforceable to the full extent.

9. CHOICE OF LAW/AVAILABILITY OF INJUNCTIVE RELIEF. This Agreement shall be governed by the laws of the State of Washington. The parties acknowledge and agree that any breach of this Agreement will result in irreparable harm to the non-breaching party and its Related Parties, and each of them, and that any breach shall entitle the non-breaching party and its Related Parties, and each of them, to injunctive relief, among other remedies.

10. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

11. PUBLIC DISCLOSURE. Proginet agrees that it will issue a press release (which shall be solely a release of Proginet) which shall announce the terms of this Agreement (the "Announcement"). Proginet shall give Microsoft the opportunity to review and approve the Announcement prior to the release thereof, which approval shall not be

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unreasonably withheld. Microsoft and Proginet each agree that, other than as set forth in the Announcement, they will make no other public disclosure of the terms of this Agreement, the Asset Purchase Agreement or the relationship between the parties without the express prior written consent of the other party.

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         IN WITNESS WHEREOF,  the parties have entered into this Agreement as of the date first written above.

MICROSOFT CORPORATION                   PROGINET CORPORATION

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By (sign)                               By (sign)

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Name (print)                            Name (print)

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Title                                   Title

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Date                                    Date